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                                   EXHIBIT 12
                      STATEMENT RE:  COMPUTATION OF RATIOS
                AS REQUIRED BY ITEM 601(b)(12) OF REGULATION S-K
                            NATIONAL HEALTHCARE L.P.


                                                                    December 31
                                           -----------------------------------------------------------
                                              1994             1993        1992      1991       1990
Current Assets                             $ 97,506         $109,291     $ 64,115  $ 53,320   $ 51,565
                                           --------         --------     --------  --------   --------
Current Liabilities                        $ 55,038         $ 39,798     $ 26,132  $ 25,324   $ 24,990

Current Ratio                                  1.78             2.75         2.45      2.11       2.06

Long-Term Debt and Debt
  Serviced by Other
  Parties                                  $194,007         $166,741     $164,330  $169,907   $160,853
                                           --------         --------     --------  --------   --------
Equity                                     $101,006         $ 92,526     $ 67,922  $ 61,824   $ 55,441

Long-Term Debt and Debt
  Serviced by Other
  Parties to Equity                            1.92             1.80         2.42      2.75       2.90

Net Income                                 $ 15,853         $ 37,562     $  9,501  $ 17,667   $ 17,091
                                           --------         --------     --------  --------   --------
Average Equity                             $ 96,766         $ 80,224     $ 64,873  $ 58,632   $ 49,755

Return on Average Equity                      16.4%            46.8%        14.6%     30.1%      34.4%

Total Liabilities                          $279,847         $237,306     $221,166  $195,231   $186,634
                                           --------         --------     --------  --------   --------
Partners' Capital and
  Deferred Income                          $116,286         $107,374     $ 82,908  $ 76,981   $ 70,895

Total Liabilities to
  Partners' Capital
  and Deferred Income                          2.4               2.2          2.7       2.5        2.6







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